UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021

Ventoux CCM Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Putnam Avenue, Floor 4 Greenwich, CT
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 465-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VTAQ	The Nasdaq Stock Market LLC
Warrants	VTAQW	The Nasdaq Stock Market LLC
Rights	VTAQR	The Nasdaq Stock Market LLC
Units	VTAQU	The Nasdaq Stock Market LLC

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the staff of the SEC issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Statement”), which provided guidance for all SPAC-related companies regarding the accounting and reporting for their warrants. The new guidance set forth in the Statement has resulted in a significant number of SPACs re-evaluating the accounting treatment for their warrants with their professional advisors, including auditors and other advisors responsible for assisting SPACs in the preparation of financial statements. As a result of the Statement, Ventoux CCM Acquisition Corp. (the “Company,” “we” or “us”) reevaluated the accounting treatment of the 6,000,000 warrants that were issued to Ventoux Acquisition Holdings LLC and Chardan International Investments, LLC in a private placement that closed concurrently with the closing of the Initial Public Offering (the “Private Placement Warrants”). The Company previously accounted for the Private Placement Warrants as components of equity instead of as derivate liabilities.

On June 22, 2021, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded, after discussion with the Company’s management and consideration of the Statement, that a provision in the warrant agreement governing the Private Placement Warrants providing for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant precludes the Private Placement Warrants from being accounted for as components of equity. As the Private Placement Warrants meet the definition of a derivative as contemplated in ASC 815, the Private Placement Warrants should be recorded as derivative liabilities in the Company’s financial statements, measured at fair value at the end of each reporting period and recognizing changes in the fair value from the prior period in the Company’s operating results for the current period. Therefore, (i) certain items on the Company’s audited balance sheet dated as of December 30, 2020 and its pro forma balance sheet as of January 5, 2021, which were related to the Initial Public Offering, and (ii) the Company’s audited financial statements as of and for the period ended December 31, 2020 (the “Relevant Periods”) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), should no longer be relied upon. The Company will file an amendment to the Annual Report, which will include the restated audited balance sheet as of and for the period ended December 30, 2020 and December 31, 2020. The financial statements for all other Relevant Periods will be superseded by the amended financial statements.

Going forward, unless we amend the terms of the warrant agreement, we expect to continue to classify the Private Placement Warrants as liabilities, which would require us to incur the cost of measuring the fair value of the Private Placement Warrants, and which may have an adverse effect on our operating results.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, PC, the Company’s independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2021

VENTOUX CCM ACQUISITION CORP.

By:	/s/ Edward Scheetz
Name:	Edward Scheetz
Title:	Chief Executive Officer

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